Exhibit 10.31
AMENDMENT NO. 1 TO THE ESCROW AGREEMENT
          THIS AMENDMENT NO. 1, dated as of January [_], 2010 (the “Amendment”), to that certain escrow agreement dated January 30, 2008 (the “Escrow Agreement”) by and among OVERTURE ACQUISITION CORP., an exempted limited liability company formed in the Cayman Islands (“Company”), each of John F. W. Hunt, Marc J. Blazer, Blazer Investments, LLC, Marc Blazer 2007 GRAT, Mark Booth, Domenico De Sole, Lawton W. Fitt, Paul S. Pressler and Andrew H. Lufkin (each an “Initial Shareholder” and collectively “Initial Shareholders”), and American Stock Transfer & Trust Company, a New York corporation (“Escrow Agent”), amends certain provisions of the Escrow Agreement as set forth below.
     WHEREAS, the Escrow Agreement governs the terms of the Escrowed Shares (as defined below) and capitalized terms used, but not defined herein, shall have the meaning given to such term in the Escrow Agreement; and
     WHEREAS, the Company and those certain Sponsors of the Company listed in Schedule A to the Master Agreement have entered into a Master Agreement dated as of December 10, 2009 along with Jefferson National Financial Corp., Jefferson National Life Insurance Company, JNF Asset Management, LLC, JNL Bermuda LLC and Overture Re Holdings Ltd. (the “Master Agreement”); and
     WHEREAS, the Company and Sponsors have entered into a Sponsor Agreement dated as of January [_], 2010 (the “Sponsor Agreement”); and
     WHEREAS, pursuant to the Master Agreement and Sponsor Agreement, the Company and the Sponsors have agreed that the Company will repurchase (the “Repurchase”) the ordinary shares of the Company, par value $0.0001 per share (the “Ordinary Shares”), that are owned by the Sponsors as of the Closing Date (as that term is defined in the Master Agreement) and held pursuant to the Escrow Agreement, as amended by this Amendment (the “Escrowed Shares”), for the sum of $25,000; and
     WHEREAS, pursuant to the Master Agreement and Sponsor Agreement, the Company agreed to seek the approval of the holders of its outstanding Ordinary Shares to amend the amended and restated memorandum and articles of association (the “Articles”) to provide the Company with the ability to effect the Repurchase of the Escrowed Shares immediately upon the Closing Date; and
     WHEREAS, a majority in interest of the outstanding Ordinary Shares has approved the amendment of the Articles to provide authority to effect the Repurchase.
     NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the Escrow Agreement as set forth herein:
          1. Disbursement of the Escrow Securities. The disbursement of the Escrow Securities set forth in Section 3 of the Escrow Agreement is hereby amended in its entirety so that it now reads in full as follows:
          “3. Disbursement of the Escrow Securities. The Escrow Agent shall hold the Escrow Shares until the closing of the Initial Business Combination (as defined in below) and the Sponsors’ Warrants until the date that is 30 days after the consummation of an Initial Business Combination (defined below) (in each case, the “Escrow Period”), on which date it shall, upon delivery of a certificate executed by the Chairman of the Board, President or other authorized officer of the Company, in form reasonably acceptable to the Escrow Agent, countersigned by the holder(s) of a majority in interest of the Escrowed Shares that the Repurchase has occurred, disburse the Escrow Shares (and any applicable share power) or Sponsors’

Warrants, as the case may be, to the Company in the event of Repurchase or to such Initial Shareholder in the case of the Sponsor Warrants; provided further, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated then the Escrow Agent shall promptly destroy the certificates representing the Escrow Securities held pursuant to this Agreement; provided further, however, that if, after the Company consummates an Initial Business Combination but the Repurchase has not occurred, (i) it (or the surviving entity) subsequently consummates a liquidation, merger, share exchange or other similar transaction which results in all of the shareholders of such entity having the right to exchange their Ordinary Shares for cash, securities or other property or (ii) the Closing Price of the Ordinary Shares (as defined in the Warrant Agreement) equals or exceeds $20.00 per share for any 20 trading days within any 30-trading day period, then the Escrow Agent will, upon receipt of a certificate, executed by the Chairman of the Board, President or other authorized officer of the Company, in form reasonably acceptable to the Escrow Agent, that such transaction is then being consummated or such conditions have been achieved, as applicable, release the Escrow Shares to the Initial Shareholders. An “Initial Business Combination” is defined as a merger, share capital exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more operating businesses. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Securities in accordance with this Section 3.”
          2. Miscellaneous.
          2.1 Governing Law. The validity, interpretation, and performance of this Amendment shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles. The parties agree that all actions and proceedings arising out of this Amendment or any of the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or in a New York State Court in the County of New York and that, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such court. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Amendment or the transactions contemplated hereby.
          2.2 Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.
          2.3 Entire Agreement. This Amendment sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. Except as set forth in this Amendment, provisions of the Escrow Agreement which are not inconsistent with this Amendment shall remain in full force and effect.
          2.4 Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.
          2.5 Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.
          2.6 Indemnity. Notwithstanding any provision of this Amendment or the Escrow Agreement to the contrary, the Company hereby agrees to indemnify the Escrow Agent and save it harmless from and against any and all expenses, including reasonable counsel fees and disbursements, or losses incurred by the Escrow Agent in connection with any action, suit or other proceeding brought against the Escrow Agent involving any claim or potential claim, or in connection with any claim or demand, which in any way arises out of or relates to this Agreement or the Escrow Agent’s execution thereof.
[SIGNATURE PAGES FOLLOW]

WITNESS the execution of this Amendment No. 1 to the Escrow Agreement as of the date first above written.

COMPANY: OVERTURE ACQUISITION CORP.
By:
Name:
	Title:	Chief Executive Officer

INITIAL SHAREHOLDERS:

John F. W. Hunt

Marc J. Blazer

Blazer Investments, LLC By: Blazer & Co., LLC, its sole member
By:
	Name:	Marc J. Blazer
	Title:	Managing Member

Marc Blazer 2007 GRAT
By:
Marc J. Blazer
	Title:	Trustee

Mark Booth

Domenico De Sole

Andrew H. Lufkin

Lawton W. Fitt

Paul S. Pressler

Signature page to Escrow Agreement

ESCROW AGENT: AMERICAN STOCK TRANSFER & TRUST COMPANY
By:
Name:
	Title:	Vice President

Signature page to Escrow Agreement